Exhibit 14(d)

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Stockholders and Board of Directors

Portman Ridge Finance Corporation:

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Portman Ridge Finance Corporation and subsidiaries (the Company), including the consolidated schedule of investments, as of December 31, 2019, the related consolidated statements of operations, changes in net assets, and cash flows for the year ended December 31, 2019, and the related notes (collectively, the consolidated financial statements) and the financial highlights for the year ended December 31, 2019, and our report dated March 6, 2020 expressed an unqualified opinion on those consolidated financial statements and financial highlights. We have not performed any procedures with respect to the audited consolidated financial statements and financial highlights subsequent to March 6, 2020.

The senior securities information, as of and for the year ended December 31, 2019, included in the Registration Statement on Form N-14 of the Company under the caption “Senior Securities of PTMN” (the Senior Securities Information) has been subjected to audit procedures performed in conjunction with the audit of the Company’s consolidated financial statements and financial highlights. The Senior Securities Information is the responsibility of the Company’s management. Our audit procedures included determining whether the Senior Securities Information reconciles to the consolidated financial statements and financial highlights or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Information. In forming our opinion on the Senior Securities Information, we evaluated whether the Senior Securities Information, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the Senior Securities Information, as of and for the year ended December 31, 2019, is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ KPMG LLP
New York, New York
August 28, 2020